UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  September 15, 2006

Acorda Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50513	13-3831168
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

15 Skyline Drive, Hawthorne, NY	10532
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (914) 347-4700

Not Applicable

Former name or former address, if changed since last report

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On September 15, 2006 the executive officers and a former member of the Board of Directors of Acorda Therapeutics, Inc. (the “Company”) adopted pre-arranged trading plans (each, a “Plan”) designed to comply with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the Company’s policies regarding transactions in the Company’s securities. Under Rule 10b5-1, directors, officers and other persons, who are not in possession of material non-public information, may adopt a pre-arranged plan or contract for the sale of Company securities under specified conditions and at specified times. As sales are executed in the future under these Plans, they will be reported in accordance with federal securities laws. Using these Plans, insiders can gradually diversify their investment portfolios, spread stock trades out over an extended period of time to reduce market impact and avoid concerns about transactions occurring at a time when they might possess inside information. This also enables some of these insiders to address short-term tax consequences relating to the lifting of restrictions on shares of restricted common stock held by them.

Each plan has been approved pursuant to the terms of the Company’s policies. The plans provide for the sale of shares of common stock of the Company, in some cases including shares obtained upon the exercise of vested stock options.

The Plan adopted by Ron Cohen, President and Chief Executive Officer, provides for the sale of up to a total of 107,593 shares beginning on October 15, 2006 and ending on August 31, 2007. Shares will be sold under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The Plan adopted by Andrew R. Blight, Chief Scientific Officer, provides for the sale of up to a total of 60,641 shares beginning on the day following the second full trading day following the release of the Company’s third quarter 2006 quarterly earnings report and ending on May 17, 2007.  Shares will be sold under the Plan on the open market at prevailing market prices, subject to, in certain cases, minimum price thresholds.

The Plan adopted by Mary Fisher, Chief Operating Officer, provides for the sale of up to a total of 122,500 shares beginning on the day following the second full trading day following the release of the Company’s third quarter 2006 quarterly earnings report and ending on October 30, 2007. Shares will be sold under the Plan on the open market at prevailing market prices, subject to, in certain cases, minimum price thresholds.

The Plan adopted by David Lawrence, Chief Financial Officer, provides for the sale of up to a total of 48,171 shares beginning on the day following the second full trading day following the release of the Company’s third quarter 2006 quarterly earnings report and ending on May 31, 2007. Shares will be sold under the Plan on the open market at prevailing market prices.

The Plan adopted by Jane Wasman, Executive Vice President, General Counsel and Corporate Secretary, provides for the sale of up to a total of 47,051 shares beginning on the day following the second full trading day following the release of the Company’s third quarter 2006 quarterly earnings report and ending on May 31, 2007. Shares will be sold under the Plan on the open market at prevailing market prices, subject to, in certain cases, minimum price thresholds.

The Plan adopted by Mark Pinney, former Chief Financial Officer and former member of the Board of Directors, provides for the sale of up to a total of 158,781 shares beginning on October 16, 2006 and ending on December 15, 2006. Shares will be sold and options exercised under the Plan on the open market at prevailing market prices, subject to minimum price thresholds.

The information in this Item 8.01 of Form 8-K shall not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Acorda Therapeutics, Inc.

September 21, 2006	By:	/s/ David Lawrence

Name: David Lawrence, M.B.A.
Title: Chief Financial Officer